UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 24, 2014

TUMBLEWEED HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Utah	0-22315	34-1413104
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

720 Fifth Avenue, 10th Floor, New York, New York 10019

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (212) 247-0581

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR

230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR

240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange

Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange

Act.

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) On November 24, 2014, the Board of Directors (the “Board”) of Tumbleweed Holdings, Inc., a Delaware corporation (the “Company”), determined to dismiss Rosen Seymour Shapss Martin & Company LLP (“RSSM”) as the Company’s independent registered public accounting firm effective immediately.

The reports of RSSM on the Company’s consolidated financial statements as of and for the fiscal years ended June 30, 2014 and 2013 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the Company’s consolidated financial statements for the fiscal years ended June 30, 2014 and 2013, and in the subsequent interim period through November 24, 2014, there were no disagreements with RSSM on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of RSSM, would have caused RSSM to make reference to the matter in their report. There were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K) during the two fiscal years ended June 30, 2014 and 2013, or in the subsequent period through November 24, 2014.

The Company has provided a copy of the foregoing disclosures to RSSM and requested that RSSM furnish it with a letter addressed to the Securities and Exchange Commission stating whether RSSM agrees with the above statements.

(b) Contemporaneous with the determination to dismiss RSSM, the Board engaged Citrin Cooperman as the Company’s independent registered public accounting firm for the year ending June 30, 2015, to be effective immediately with the filing of the Company’s First Quarter Form 10-Q for the three months ended September 30, 2014.

During the fiscal years ended June 30, 2014 and 2013 and in the subsequent interim period through November 24, 2014, the Company has not consulted with Citrin Cooperman with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that would have been rendered on the Company’s consolidated financial statements, or any other matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

TUMBLEWEED HOLDINGS, INC.

Dated: November 26, 2014

By: /s/ Gary Herman

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Gary Herman

Chief Executive Officer